RHB Bank Berhad 6171-M
Level 10, Tower One, RHB Centre, Jalan Tun Razak,
50400 Kuala Lumpur, Malaysia
TEL +603 287 8888  FAX +603 9287 9000

PRIVATE & CONFIDENTIAL

25th  October 2013

TOR Minerals (M) Sdn Bhd
4 ½ Mile, Jalan Lahat
30200 Ipoh, Perak.

Attention:  Miss Loke Cheong Ching - Account Manager

Dear Madam,

RE:  BANKING FACILITIES GRANTED TO TOR MINERALS (M) SDN BHD ("BORROWER")

Further to our Letter of Offer dated 17th April 2008, 01st June 2011 and 25th March 2013 ("Letters of Offer"), we, RHB Bank Berhad ("the Bank") are pleased to inform you that the Bank has agreed to: -

(i)     Grant a new Term Loan facility of RM3,200,000-00; and

(ii)    Cancel the additional Multi Trade Lines of RM5,000,000-00 as per our Letter of Offer dated 25th March 2013; subject to the following terms and conditions:-

I.       THE BANKING FACILITIES

The banking facilities granted or to be granted to you are follows:

Facility	Limit/Existing Limit (RM)	New/Additional/ Reduction (RM)	Total/Revised Limit (RM)
Overdraft / Revolving Credit	1,000,000		1,000,000
Term Loan		3,200,000
Multi-Trade Line comprising Letter of Credit (Sight/Usance)/Trust Receipt/Bankers Acceptance/Bills Purchased/Export Credit Refinancing/Foreign Currency Trade Financing/Promissory Notes/Shipping Guarantee	14,300,000	(5,000,000)	9,300,000
(Tenor where applicable is up to 180 days)
Bankers Guarantee	1,200,000		1,200,000
Foreign Exchange Contract Line	25,000,000		25,000,000

Total	41,500,000	(1,800,000)	39,700,000

(hereinafter referred to as "the Banking Facility" and where the Banking Facility comprises more than one banking facilities, the expression "Banking Facility" shall where the context requires refer collectively to all and individually to each of the respective banking facilities comprising the Banking Facility)

2.               PURPOSE

The Banking Facility shall be used for the purpose(s) as set out below and if you require to use the Banking Facility or any part thereof for any other purpose, you shall have to first obtain the Bank's prior written consent:

2.1             Overdraft / Revolving Credit

                                    For working capital.

                  2.2             Term Loan

To part finance the cost of plant improvement such as replacement of the old equipment and debottlenecking and to reimburse the cost already paid by Borrower for the upgrading / debottlenecking process.

2.3             Letter of Credit / Trust Receipt / Bankers Acceptance / Bills Purchased / Export Credit Refinancing / Foreign Currency Trade Financing / Promissory Notes

                  For trade financing.

2.4             Shipping Guarantee

For issuance of shipping guarantees to secure the release of goods imported under the Bank's Letter of Credit/Collections.

2.4             Banker's Guarantee

                  As security / tender deposit and performance bond favoring government / statutory bodies and private companies acceptable to the Bank.

2.5             Foreign Exchange Contract Line

To hedge against fluctuations in foreign exchange rates for trade related transactions and other transactions as approved by Bank Negara Malaysia.  The Foreign Exchange Contracts concluded with the Bank include spot, value today, value tomorrow and forward foreign exchange contract.

3.               AVAILABILITY PERIOD

                  3.1             The granting of the Banking Facility to you is at all times subject to availability of funds.

4.               TENURE

4.1             The Banking Facility is subject to periodic review at the sole and absolute discretion of the Bank but notwithstanding such periodic review, the Banking Facility shall be repayable on demand.

4.2             Subject to and until such periodic review or demand under paragraph 4.1 hereof, the Banking Facility is for the following tenure:

                  Facility                                                            Tenure

                  Term Loan of RM3,200,000-00                      For a period of 5 years from the date of first drawing inclusive of 6 months grace period for principal repayment.

5.               INTEREST RATE(S) / COMMISSION / BANKING CHARGES / COMMITMENT FEES / OTHER CHARGES

5.1             You shall pay interest, commission, discount charges and any other charges payable in relation to the Banking Facility at the following rates:-

Facility                                                            Interest Rate

Overdraft                                                        Interest at one point two five per centum (1.25%) per annum above the Bank's BLR with monthly rests.

Revolving Credit                                            Interest at one point two five per centum (1.25%) per annum above the Bank's Costs of Funds.

[Borrower may select the duration of the interest period (being one (1) or three (3) or six (6) months) ("the Interest Period") or any other Interest Period acceptable to the Bank for any drawings or rollovers made under the Revolving Credit Facility].

Term of Loan                                                  Interest at two per centum (2.0%) per annum above the Bank's Cost of Funds.

Letter of Credit                                               Commission at zero point one per centum (0.1%) on the amount of the Letter of Credit for each month (or part of a month) of validity of the credit subject to a minimum charge of RM100-00 for each Letter of Credit issued or at such other rate as may be stipulated by the Association of Banks in Malaysia from time to time.

Trust Receipt                                                   Interest at one point two five per centum (1.25%) per annum above the Bank's BLR.

Bankers Acceptance                                       Acceptance commission of one point zero per centum (1.00%) per annum above the Bank's Cost of Funds.

Bills Purchased                                               Interest at one point two five per centum (1.25%) per annum above the Bank's BLR for local currency bills and at the rate of one point two five per centum (1.25%) per annum above the Bank's Effective Cost of Funds for foreign currency bills.

Export Credit Refinancing                             Interest at one point zero per centum (1.0%) per annum above the Funding

(Pre & Post Shipment)                                    Rate stipulated by Export-Import Bank of Malaysia Berhad ("EXIM Bank").

Foreign Currency Trade                                  Interest at one point zero per centum (1.0%) per annum above the Bank's

Financing                                                        Effective Cost of Fund.

Promissory Notes                                            Interest at one point zero per centum (1.0%) per annum above the Bank's Cost of Fund

Shipping Guarantee                                        Commission at zero point one per centum (1.0%) per annum on the amount of each guarantee subject to minimum charge of rm100-00 for each guarantee issued.  If the guarantee is not returned to the Bank within three (3) months from the issue date, an additional commission of zero point six per centum (0.6%) per annum on the amount of the guarantee shall be charge up to the date of return of the guarantee.

Bankers Guarantee                                          Commission at one point zero per centum (1.0%) per annum on the amount of the guarantee for the full liability period (inclusive of the claims period) subject to a minimum charge of RM100-00 for each Bankers Guarantee issued

Foreign Exchange                                           Rate as quoted by Treasury

Contract Line

["BLR" means the Bank's Base Lending Rate, which is currently at six point six per centum (6.6%) per annum.]

5.2             Interest and commission at the a foresaid rates ("the Prescribed Rate" which expression shall refer to the respective interest rates and commission chargeable on the respective facilities comprised under the Banking Facility) shall be payable by you, as well after as before judgment or demand.

5.3             You shall pay the Bank a commitment fee of one per centum (1%) per annum or such other rate as the Bank may at its sole and absolute discretion stipulate from time to time:-

5.3.1          on the portion of the Overdraft Facility as shall be unutilised by you up to the aggregate approved limit at any time and from time to time, commencing from the date when the Overdraft Facility is made available to you for utilization;

5.3.2          on the portion of the Revolving Credit Facility as shall be unutilised by you up to the aggregate approved limit at any time and from time to time commencing from the date when the Revolving Credit Facility is made available to you for utilization;

5.3.3          on the amount of the Term Loan Facility as shall not be drawndown at the end of the Availability Period and such commitment fee shall be payable on the Business Day immediately following next;

and the Bank shall be entitled to debit the commitment fee into your current or overdraft or any other account on the aforementioned Business day.

5.4             You shall pay the Bank an extension fee of RM2,000-00 within thirty (30) days, which fee shall be automatically debited from your current account upon acceptance of the Letter of Offer and will not be reimbursed even in the event that you cancel the Banking Facility.

6.               INCREASED RATE OF INTEREST ON DEFAULT/EXCESS AMOUNT

In addition and without prejudice to the rights and remedies of the Bank, if you shall default in the payment of any sums on their respective due dates you shall pay interest on such overdue sums at the rate of 3.5% per annum above the Bank's Base Lending Rate or such other rate or rates the Bank may, at its sole absolute discretion, at any time and from time to time, impose without notice to you, and such rate or rates of interest ("the Default Rate") shall be payable by you, as well after as before judgment or demand, from the due date up to the date of actual repayment.

7.               REPAYMENT

Notwithstanding any provisions to the contrary, the Banking Facility shall be payable on demand.  Until a demand for repayment is made, you shall repay the Banking Facilities as follows:-

Facility                                                                              Repayment Terms

Overdraft                                                                          Upon demand or expiry of tenor.

Revolving Credit                                                              On the last day of each Interest Period.

Term Loan                                                                         The principal repayment shall be repaid in fifty four (54) monthly installments, commencing in the 7th month from the date of first drawdown.

Letters of Credit                                                               Upon maturity of term of the respective Letters of Credit.

Trust Receipt                                                                     Upon maturity of term of the respective Trust Receipts.

Bankers Acceptance                                                         Upon maturity of term of the respective Bankers Acceptances.

Bills Purchased                                                                 Upon maturity of term of each drawing.

Export Credit Refinancing                                               Upon maturity of term of each drawing.

Foreign Currency Trade Financing                                   On demand.

Promissory Notes                                                              On demand.

Shipping Guarantee                                                          On demand.

Bankers Guarantee                                                            On demand.

Foreign Exchange Contract Line                                      On demand.

8.               SECURITY

The Banking Facility interest commissions and banking and/or other charges and expenses payable thereon or in connection therewith are to be secured by:-

8.1             Against the existing first legal charge over industrial property held under H.S. (D) Ka 1376/75, Lot 70808 and H.S. (D) Ka 1377/75,  Lot 70809, both in Mukim of Ulu Kinta, District of Kinta, Perak.

8.2             Against the existing debenture over the fixed and floating assets of the company, both present and future dated 23rd February 1991.  It is to be up-stamped up to the total facilities limit granted by RHM Bank Berhad.

8.3             Against the existing Letter of Support from Hitox Corporation of America, USA (presently known as TOR Minerals International Inc., USA) dated 25th April 2000.

8.4             A new Security Sharing Agreement (to rank on pari passu) between RHB Bank Berhad and HSBC Bank Malaysia Berhad.

9.               CONDITIONS FOR DRAWDOWN/UTILIZATION

9.1             In addition to the conditions precedent for drawdown as stipulated in the General Terms and Conditions annexed hereto, you shall also fulfill the following conditions precedent before you are allowed to drawdown on the Banking Facility:

                  9.1.1          Acceptance of the Letter of Offer.

                  9.1.2          Completion of all legal documents including Co-Lenders Agreement / Security Sharing Agreement with RHB Bank Berhad and HSBC Bank Malaysia Berhad.

9.1.3          Receipt of certified true copy of Borrower's constitutional documents.

9.1.4          Receipt of certified extract of the Borrower's Board Resolution authorizing the execution of Financing Documents, in accordance with the Memorandum and Article of Association and other corporate documents.

9.1.5          Written consent from HSBC Bank Malaysia Berhad for the sharing of security on a pari passu basis.

9.1.6          The drawdown of the Term Loan shall be progressively against satisfactory evidence or purchase / invoice / progress billing claim / receipt for reimbursement.  The Bank will finance only up to 65% of each invoice / billings and evidence must be provided that the balance of the cost has been paid and not financed by HSBC Bank Malaysia Berhad.

9.1.7          For reimbursement, the condition in the Item 9.1.6 above will apply and Borrower has to provide satisfactory evidence that it has been paid amount to be reimbursed.

9.1.8          The Bank shall have received the payment in full of all fees, expenses and other amount payable.

9.2             If,

9.2.1          you shall fail to comply with any of the conditions precedent referred to in paragraph above and /or in the General Terms and Conditions annexed hereto and and/or any warranty or representation made by you to the Bank is incorrect, misleading or untrue; and/or

9.2.2          there has been a material adverse change in your condition, financial or otherwise after the date of the Letter of Offer;

You will not be entitled to utilise the Banking Facility and the Bank shall be entitled to cancel the Banking Facility hereby granted without any prior notice to you and you shall be liable to reimburse and /or indemnify the Bank for all costs and expenses (including legal costs and expenses) incurred by the Bank in connection with the approval and /or grant of the Banking Facility to you.

10.             OTHER TERMS AND CONDITIONS

                  10.1           TOR Minerals International Inc., USA shall fund Borrower's bank debt shortfall in the event Borrower is unable to pay when it becomes due or upon occurrence of events of default.

10.2           You are to remain as a wholly owned subsidiary of TOR Minerals International Inc., USA throughout the tenure of the Banking Facility.

10.3           The Banking Facility available to you at our Ipoh Branch is to be actively utilized.  In addition, you are to maintain a satisfactory current account with us.

10.4           Utilisation of Multi Trade Lines facilities is allowed to finance sales to your related companies as approved by the Bank as follows:-

                  (a)     TOR Minerals International Inc., USA.

(b)     TOR Processing & Trade B.V, Netherlands

10.5           The Bank reserves the right to disallow the continued utlisation of the Banking Facility in the event that there are overdue payments.

10.6           If any of the provisions of this letter becomes invalid, illegal or unenforceable in respect of any law, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

10.7           The Bank shall have received the payment in full of all fees, expenses and other amount payable.

10.8           All the shareholder loans/advances shall be subordinated.

10.9           A confirmation from TOR Minerals International Inc., USA that no additional security has been or will be given to HSBC Bank Malaysia Berhad for facilities to Borrower.

10.10         Reference made to the Standby Letter of Credit in Annexure VI is not applicable t the Banking Facility.

11.             INFORMATION DISCLOSURE

                  The Bank shall have the right to provide any information on you and the Banking Facility to:-

                  11.1           Bank Negara Malaysia, and such other authorities as may be authorized by law to obtain such information;

                  11.2           companies within the RHB Capital Berhad Group of Companies;

                  11.3           any Security Party;

11.4           solicitors and/or other agents in connection with the preparation of any facility or security documents hereunder or any action or proceeding for the recovery of monies due and payable hereunder;

11.5           any potential assignee or other person proposing to enter into any contractual arrangement which requires the disclosure of such information; and

11.6           companies which are or which in the future may be subsidiaries of the Bank PROVIDED that the Bank shall take all reasonable care to ensure that such information shall remain confidential within the Bank's group of subsidiaries.

12.             AMENDMENT AND/OR ADDITIONAL TERMS AND CONDITIONS

12.1           The Bank may at any time hereafter at your request or at the Bank's absolute discretion grant additional banking facilities to you and/or convert and/or vary and/or substitute all or any of the Banking Facilities hereby granted into another banking facility or facilities and, in any such event. The securities liabilities and/or obligations created pursuant to and by this Letter of Offer shall continue to be valid and binding for all purpose whatsoever up to the limit of the total banking facilities advanced to you notwithstanding such addition or change before-mentioned but subject to such variations as shall be made known by the Bank to you and or implied by law or trade usage governing or applicable to the addition and/or changes as foresaid.

12.2           Notwithstanding any provisions to the contrary, the terms of the Letter of Offer may, at any time and from time to time, be varied or amended by the Bank at its absolute discretion with notice to you and thereupon such amendments and variations shall be deemed to become effective and the relevant provisions of the Letter of Offer shall be deemed to have been amended or varied accordingly and shall be read and construed as if such amendments and variations had been incorporated in and had formed part of this instrument at the time of execution thereof.

13.             ANNEXURES

                  The terms and conditions set put in the Annexures I, IA, II, III, IV, V, VI, VII, IX, X, XI and XII hereto form an integral part of this Letter of Offer and in the event of any conflict or discrepancy between the terms and conditions in this Letter of Offer and the terms and conditions in the Annexures, the terms and conditions in this Letter of Offer shall prevail.

Except as specifically amended or varied hereby, all terms and condition in our previous Letters of Offer and Facility Agreements(s), and in the security documents to secure the existing facilities shall remain in full force and effect and the Letters of Offer and Facility Agreement(s) and security documents as amended or varied by this Letter shall from and after the date hereof be read as a single integrated document incorporating the amendment(s) or variation(s) effected hereby.

Please indicate your acceptance of the Banking Facility upon the terms and conditions herein by signing the duplicate of this letter and returning the same to the Bank within fourteen (14) days from the date hereof.  In addition, you are required to execute such loan/security documents, which the Bank's solicitors shall advise are necessary for the protection of the Bank's interest.

We thank you for giving us the opportunity to be of service to you.

Yours faithfully

For RHB BANK BERHAD

Fazlina Othman                                                                                                     Wan Amiruddin Wan Ahmad

Relationship Manager                                                                                           Senior Vice President

Corporate 2                                                                                                           Head-Corporate 2

Corporate Banking Division                                                                                 Corporate Banking Division

cc. Mr. Lee Kee Wooi, Corporate Banking (Ipoh Region)

I/We, the undersigned hereby confirm that I/We have read the terms and conditions set out above and in the Annexures hereto and taken note of the same.  I/We hereby accept the Banking Facility upon the terms and conditions mentioned above and in the Annexures.  I/We hereby declare that :

We are not related to/a guarantor to/in control of/controlled by any of the directors, controlling shareholders, officers of the RHB Banking Group and their respective *close relatives.

None of the directors, controlling shareholders, officers of the RHB Banking Group and their respective *close relatives is a director, partner, executive officer, agent or guarantor in our firm/partnership/company/legal entity and/or our subsidiaries/entities controlled by us.

*"Close relatives" is defined as spouse and dependents of the spouse, child (including step/adopted child) and spouse of the child, parent and brother or sister and their spouses.

Signed for and on behalf of TOR Minerals (M) Sdn Bhd (14387-W)

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(Name:                                               )                              (Name:                                               )

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